EX-99.906 CERT

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

JEFFREY L. STEELE, President and Principal Executive Officer, and Michael W. Stockton, Principal Financial Officer, Vice President and Treasurer, of JPMorgan Value Opportunities Fund, Inc. (the "Registrant"), each certify to the best of his knowledge that:

1)
The Registrant's periodic report on Form N-CSR for the period ended December 31, 2009 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer
JPMORGAN VALUE	JPMORGAN VALUE
OPPORTUNITIES FUND, INC.	OPPORTUNITIES FUND, INC.
/s/ Jeffrey L. Steele	/s/ Michael W. Stockton
Jeffrey L. Steele, President and Principal Executive Officer	Michael W. Stockton, Principal Financial Officer, Vice President and Treasurer

Date: February 25, 2010	Date: February 25, 2010

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to JPMORGAN VALUE OPPORTUNITIES FUND, INC. and will be retained by JPMORGAN VALUE OPPORTUNITIES FUND, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.